Exhibit 99.1

Solera National Bancorp, Inc. Announces Date of Annual Meeting of Shareholders and Record Date
Company Release - 03/10/2014 09:00

LAKEWOOD, Colo., Mar. 10, 2014 (GLOBE NEWSWIRE) - Solera National Bancorp, Inc. (OTCQB: SLRK), the holding company for Solera National Bank, announced today that it intends to hold its 2014 annual meeting of shareholders on Thursday, May 22, 2014. The meeting will begin at 10:00 a.m. MDT at Pinehurst Country Club located at 6255 West Quincy Avenue, Denver, Colorado 80235. The record date for those eligible to receive notice of and to vote at the annual meeting of shareholders is March 31, 2014.

About Solera National Bancorp, Inc.

Solera National Bancorp, Inc. was incorporated in 2006 to organize and serve as the holding company for Solera National Bank which opened for business in September of 2007. Solera National Bank is a community bank serving emerging businesses in Lakewood, Colorado with five additional loan production offices in South Denver, Boulder, Durango, north Colorado Springs and downtown Colorado Springs. At the core of Solera National Bank is welcoming, inclusive and respectful customer service, a focus on supporting a growing and diverse Colorado economy, and a passion to serve the Hispanic community through service, education and volunteerism. For more information, please visit http://www.SoleraBank.com.

CONTACT:    SOLERA NATIONAL BANCORP, INC.
JOHN P. CARMICHAEL, PRESIDENT & CEO (303) 937-6422
ROBERT J. FENTON, EVP & CFO (303) 202-0933

Source: Solera National Bancorp, Inc.